Exhibit 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Can-Cal Resources Ltd., a Nevada corporation (the "Company"), on Form 10-K for the period ended December 31, 2012, as filed with the Securities and Exchange Commission (the "Report"), G. Michael Hogan, Chief Executive Officer of the Company, and G. Michael Hogan, Principal Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 16, 2013

/s/ G. Michael Hogan
G. Michael Hogan, Principal Executive Officer and Principal Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Can-Cal Resources Ltd., and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.]